QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and the related Prospectus of NetBank, Inc. for the registration of 21,397,587 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2001, with respect to the consolidated financial statements of Resource Bancshares Mortgage Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

December 13, 2001

QuickLinks

EXHIBIT 23.3 CONSENT OF INDEPENDENT AUDITORS